UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2009, our company’s Board of Directors amended and restated our bylaws. Among other things, our amended and restated bylaws: (i) decrease the quorum requirement for shareholders’ meetings; (ii) provide for the appointment of inspectors of election, (iii) change the process by which our shareholders elect directors from a plurality vote to election by a majority vote, and (iv) provide certain shareholder protections that will become effective if we are granted a listing on the Canadian TSX Venture stock exchange.

The above description of the bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of our company’s bylaws, which are attached as Exhibit 3.1 to this current report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On June 15, 2009, we announced in a press release that drilling of an exploration well at the North Ayzar-1 (Tuzluk license) prospect by the Kyrgyz joint venture, SPC (South Petroleum Company) is underway. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated By-laws

99.1	news release dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn
Erik Herlyn
Chief Executive Officer, Interim Chief Financial Officer
Dated: June 15, 2009